UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: December 4, 2013

(Date of earliest event reported)

D E E R E  &  C O M P A N Y

(Exact name of registrant as specified in its charter)

DELAWARE	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place

Moline, Illinois 61265

(Address of principal executive offices and zip code)

(309) 765-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The following is the text of a press release issued by Deere & Company on December 4, 2013.

NEWS RELEASE

Media Contact:

Ken Golden

Director, Global Public Relations

309-765-5678

Deere Expands Share Buyback Program by $8 Billion; Announces Quarterly Dividend

MOLINE, IL (December 4, 2013) – The Deere & Company Board of Directors today authorized the repurchase of up to $8 billion of additional common stock. The Board also declared a regular quarterly dividend of $.51 a share on common stock, payable February 3, 2014 to stockholders of record on December 31, 2013.

“Today’s action reflects our confidence in the company’s long-term future growth opportunities,” said Samuel R. Allen, chairman and chief executive officer. “The decision announced today exemplifies our commitment to creating superior long-term value for investors.”

The repurchase program will supplement the existing $5 billion share authorization announced in May 2008. On October 31, 2013, there was approximately $1 billion remaining under the prior authorization.  Repurchases will be made at the company’s discretion in the open market. Deere had approximately 375 million shares outstanding on October 31, 2013.

Since early 2004, the company has repurchased about $11 billion of common stock through its share buyback program.

# # #

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ Gregory R. Noe
Gregory R. Noe
Secretary

Dated: December 4, 2013